UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17th, 2018

STAR ALLIANCE INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-197692	37-1757067
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Penthouse 1-21-1, Suntech Penang Cybercity,

Lintang Mayang Pasir 3, Bayan Baru, 11950 Penang, Malaysia

(Address of principal executive offices)

+60 4 192 788

(Registrant's telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 17, 2018, Mr. Kok Chee LEE announced his resignation as Chief Executive Officer and director to the Board of Directors (the “Board”) of Star Alliance International Corp. a Nevada Corporation (the “Company”), effective immediately. On the same day, the board appointed Ms. Sreyneang Jin as the new CEO and Director.

Ms. Jin, 30, has over 10 years of international junket business in Phnom Penh, Cambodia. In the past 5 years, she has been working with leading junkets all over the world. With her expertise in public relations as well as her international connections, she will be able to brings the company investor to invest to Penang, Malaysia.

ITEM 9.01 EXHIBITS

(d) Exhibits.

10.1	Shareholder’s Resolution Appointing New CEO and Director

10.2	Resignation of Kok Chee LEE

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Star Alliance International Corp

Date: January 18, 2018	/s/ Sreyneang Jin
Sreyneang Jin
Chief Executive Officer

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